Exhibit (b)(5)(1)

APPLICATION

Client Account Number	Contract Number
___________________________________	_____________________________________

1.	OTHER POLICIES

Has a Northwestern Mutual Policy ever been issued on the annuitant’s life?

☐ Yes, the last policy number is:                               ☒ No

2.	ANNUITANT

Name: First, MI, Last	Sex	Birthdate: (MM/DD/YYYY)
John J. Doe	M	03-15-1965

Residence Address (If mailing address is different, provide both addresses)	City, State, Zip
1234 Main St.	Milwaukee, WI 53200

Country, if other than U.S.	Taxpayer ID Number	E-mail Address
	###-##-####	john.j.doe@mainst.com

3.	MARKET

Select one:

☒	Non-Tax Qualified

☐	Net Income Makeup Charitable Remainder Unitrust (NIM-CRUT)

☐	Custodial IRA

4.	OWNER

A minor owner limits future contract actions.

Select one:

☒ Annuitant
☐ See attachment	Go to section 5.
☐ Custodial IRA	Go to section 6.

☐ UGMA/UTMA - custodian is the owner for the benefit of minor.
☐ Corporation or Trust	Enter information below.
☐ Other

Name: First, MI, Last / Corporation / Trust	Sex	Birthdate: (MM/DD/YYYY)

Residence Address (If mailing address is different, provide both addresses)	City, State, Zip

Relationship to Annuitant	Taxpayer ID Number	E-mail Address

Date of Trust	Name of Trustees

90-2047 (0300)		90-2047-50 (0300) (Page 1)
	Product of The Northwestern Mutual Life Insurance Company	(Rev. 1003) FE

5.	BENEFICIARY

Cannot be annuitant unless “Estate of Annuitant” named.

☐	See attachment - Go to section 6.

Direct Beneficiary:     ☐ Owner        ☒ Other – Enter information below:

Name	Taxpayer ID Number	Relationship	%

Jane K. Doe		Wife	100

Name	Taxpayer ID Number	Relationship	%

Contingent Beneficiary:

Name	Taxpayer ID Number	Relationship	%

Name	Taxpayer ID Number	Relationship	%

☐	And all (other) children of the Annuitant.

6.	REPLACEMENT

As a result of this purchase, will the values or benefits of any other life insurance policy or annuity contract, on any life, be affected in any way?            ☐ Yes    ☒ No

Note to Agent: Values or benefits are affected if any question on the Definition of Replacement Supplement could be answered “yes”.

Will this annuity:

A. Replace Northwestern Mutual Life?	☐ Yes	☒ No
B. Replace other companies?	☐ Yes	☒ No
C. Result in 1035 exchange?	☐ Yes	☒ No

7.	OPTIONAL ENHANCED DEATH BENEFIT

☒	I elect the enhanced death benefit rider.

There is an additional charge. Available to age 65. If this rider is not elected, the standard death benefit will apply. See prospectus for more information.

90-2047 (0300)	90-2047-50 (0300) (Page 2)
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8.	PAYMENT ALLOCATION AND OPTIONS

A.	PAYMENT ALLOCATION

You must indicate payment allocations. Use whole percentages. Total must equal 100%.

Funds

%

5	Select Bond

5	Franklin Templeton International Equity

5	Money Market

5	Balanced

5	Index 500 Stock

5	Aggressive Growth Stock

5	High Yield Bond

5	Growth Stock

5	Large Cap Core Stock

5	Index 400 Stock

5	Small Cap Growth Stock

5	Russell Multi-Style Equity

5	Russell Aggressive Equity

5	Russell Non-US

5	Russell Real Estate Securities

5	Russell Core Bond

5	Asset Allocation

5	International Growth Stock

5	T. Rowe Price Small Cap Value

5	Cap Guardian Domestic Equity

5	AllianceBernstein Mid Cap Value

5	Janus Capital Appreciation

5	T. Rowe Price Equity Income

5	Fidelity VIP Mid Cap Portfolio

Fixed Fund

%

20	Guaranteed Interest

Fund availability subject to state approval.

B.	OPTIONS

You may select one of the following options:

☐ Automatic Dollar-Cost Averaging

Amount

I authorize	$ to be transferred from the Money Market Fund:

☐ Monthly             ☐ Quarterly

to the following funds:

%	Fund Name

______	_______________________________________________

______	_______________________________________________

______	_______________________________________________

______	_______________________________________________

______	_______________________________________________

______	_______________________________________________

☐ Portfolio Re-Balancing

Minimum cosntract value $10,000. Re-balancing transfers are not made to or from the Guaranteed Interest Fund.

If you elected Guaranteed Interest Fund as a Payment Allocation (section 8), you must submit a Transfer & Allocate Investment Funds form (90-1854).

I authorize re-balancing transfers to be made according to the elected Payment Allocations:

☐ Monthly                     ☐ Quarterly

☐ Semi-Annually          ☐ Annually

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9.	INITIAL PAYMENT

METHOD OF PAYMENT

Minimum initial purchase payment is $50,000.

Select one:

Amount

☒ Check attached	$50,000

Estimated Amount

☐ Check coming from another institution $

SIGNATURES

The Annuitant consents to this application.

Each person signing this application declares that the answers and statements made in this application are correctly recorded, complete and true to the best of his or her knowledge and belief.

IT IS UNDERSTOOD AND AGREED THAT:

If the Owner is a Trustee or successor Trustee under a tax qualified plan or the employer under a tax qualified non-trusteed plan, Northwestern Mutual Life will be fully discharged of liability for any action taken by the Owner in the exercise of any contract right and for all amounts paid to, or at the direction of, the Owner and will have no obligation as to the use of the amounts. In all dealings with the Owner, Northwestern Mutual Life will be fully protected against the claims of every other person.

The first purchase payment will be credited on the valuation date coincident with or next following the date both the application and the purchase payment are received at Northwestern Mutual Life.

If an IRA is applied for, the Applicant and/or Annuitant have received and reviewed the appropriate IRA disclosure statements.

No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual Life.

I acknowledge receipt of the Prospectus and I understand that all payments and values provided by this contract, when based on the investment experience of a separate account, are variable and are not guaranteed as to amount.

x (Signed) John J. Doe	x
Signature of Applicant (Indicate relationship below if applicable)	Signature of Annuitant (if other than Applicant)

☐ Trustee

x (Signed) Norm W. Weston
Signature of Licensed Agent

Date (MM/DD/YYYY)	Signed at: City	County	State

07-31-03	Milwaukee	Milwaukee	WI

90-2047 (0300)	90-2047-50 (0300) (Page 4)
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